UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 19, 2004

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5. OTHER EVENTS.

On July 19, 2004, Kulicke and Soffa Industries, Inc. (the “Company”) announced that it intends to redeem all of its outstanding 5.25% Convertible Subordinated Notes due 2006 (the “Notes”) on August 19, 2004 at a redemption price equal to 102.100% of the principal amount of the Notes outstanding, plus interest accrued to, but excluding, the date of redemption. A copy of the press release is filed as Exhibit 99.1 and incorporated in this report by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 19, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: July 19, 2004	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 19, 2004